Exhibit 10(b)

MAINE & MARITIMES CORPORATION
STOCK PLAN FOR OUTSIDE DIRECTORS
(Amended and Restated July 1, 2008)

1.
PURPOSE.  The purpose of this Plan is to align more closely the interests of the non-employee directors (“Outside Directors”) of Maine & Maritimes Corporation (“Company”) with the interests of the Company’s shareholders.  Under the Plan, each Outside Director is to receive a quarterly grant of Company stock, as part of his or her director compensation for the preceding quarter.

2.	DEFINITIONS. As used in this Plan, the following capitalized words and phrases shall have meanings specified, unless the context clearly indicates that a different meaning is intended:

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Company” shall mean Maine & Maritimes Corporation.

(c)	“Director” or “Outside Director” shall mean a non-employee director of the Company.

(d)	“Plan” shall mean the Maine & Maritimes Corporation Stock Plan for Outside Directors.

(e)	“Share” shall mean a share of Common Stock of the Company.

3.
QUARTERLY GRANT OF SHARES.  As of the last day of March, June, September and December of each year (each such date being a “grant date”), and without further action by the Board or the shareholders, each Outside Director shall receive a grant of 75 Shares having a value as determined below.  Provided, however, that a person who became an Outside Director after the first business day of the relevant quarter, or whose service as an Outside Director terminated (due to retirement, resignation, removal, employment by the Company, or otherwise) before the last business day of the quarter, shall receive a reduced number of Shares, based on the number of calendar days in office as an Outside Director divided by the total number of calendar days in the quarter.  The Company shall issue certificates for the granted Shares to each relevant Director within 30 days after the grant date.

4.
DETERMINATION OF VALUE OF SHARES.  For purposes of the Plan, the per share value of the Shares shall be determined as of the close of business on the grant date and shall be deemed equal to the closing price of the Common Stock on that date, as last reported on the American Stock Exchange or such other national securities exchange on which the Common Stock is then principally listed or admitted to trading.

(If the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported on Nasdaq or such other system then in use; or, if no bids for the Common Stock are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as selected by the Board.)

5.
VESTING AND TRANSFER OF SHARES.  Shares shall be deemed earned and fully vested upon receipt.  Certificates for Shares may bear an appropriate legend noting transfer restrictions, if any, under applicable securities laws.  Transfer of the Shares may require compliance with preclearance policies of the Company, or other applicable procedures regarding transfer.

6.
SHARES SUBJECT TO THE PLAN.  The total number of shares of Common Stock available for delivery under the Plan shall be up to, but not exceeding, 20,000 shares of common stock of the Company, par value $7.00 per share.

7.
TAX WITHHOLDINGS.  The receipt of Shares will constitute income to the Director under applicable income tax laws.  The Company may, without limitation, offset other cash payments to the Director in order to satisfy applicable withholding requirements in respect of each grant of Shares.

8.	CONTINUED SERVICE AS A DIRECTOR. Neither the Plan nor any grant of Shares shall limit or otherwise affect the right of the Board or the shareholders to terminate the service of a Director.

9.
INTERPRETATION, AMENDMENT, AND TERMINATION.  The Board shall have authority to interpret the Plan, and all such interpretations shall be binding on the Company, the Directors, and the shareholders.  The Board shall have authority to amend the Plan or terminate the Plan at any time.  Except as the Board may otherwise determine, the Plan shall terminate upon consummation of any merger in which the Company is not the surviving corporation or upon consummation of a sale of all assets of the Company.

10.	GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maine.